Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1/A of our report dated June 29, 2021 relating to the consolidated financial statements of Huake Holding Biology Co., Ltd. and Subsidiaries for the years ended September 30, 2020 and 2019, which appears in such Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Prager Metis CPAs, LLC

Hackensack, New Jersey

August 23, 2021